PRICING SUPPLEMENT NO. 117                                        Rule 424(b)(3)
DATED: June 11, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes       Book Entry Notes
$40,000,000                   [x]                       [x]

Original Issue Date:          Fixed Rate Notes          Certificated Notes
June 16, 1998                 [_]                       [_]


Maturity Date:                CUSIP#: 073928 DD 2
June 15, 2001

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                            Optional             Optional
                        Redemption          Repayment            Repayment
Redeemable On           Price(s)            Date(s)              Price(s)
-------------           -----------         ---------            ---------

N/A                     N/A                 N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Monthly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.15%
---------------------------------------

*        The 15th of each month.

**       The 15th of each month.

*** The one-month LIBOR rate on June 12, 1998 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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